UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 8.01 Other Events

On July 25, 2016, Chemung Financial Corporation (the “Corporation”) received Notice of Entry of the decision and order of the New York Supreme Court for the County of Tompkins in the matter of Fane v. Chemung Canal Trust Company, involving claims by the owner of the leased premises at 202 East State Street, Ithaca, New York against Chemung Canal Trust Company, the bank subsidiary of the Corporation. The Court granted, in part, partial summary judgment in favor of the plaintiff - on the issue of liability only- for anticipatory breach and breach of contract.  The fraud claims were dismissed, and summary judgment was denied on the plaintiff’s trespass claims.  The Court set the matter down for an inquest on damages at a later date, with the original claim by the plaintiff seeking $4.0 million in damages.  While the Corporation’s attorneys are assessing the merits of an appeal based on the information contained in the Court’s ruling, the Corporation is establishing a legal reserve of $1.2 million in connection with this case as of June 30, 2016.  The Corporation’s previously-furnished press release, dated July 21, 2016, relating to its results of operations and financial condition for the three and six-month periods ended June 30, 2016, should not be relied upon in view of this decision and order.  The Corporation will file a correcting and replacing press release on Form 8-K/A on July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

July 28, 2016	By:	/s/ Karl F. Krebs

Karl F. Krebs
Executive Vice President, Chief Financial Officer and Treasurer